Exhibit 10.3

RESALE RESTRICTION AGREEMENT

This RESALE RESTRICTION AGREEMENT (the “Agreement”) with respect to certain stock option award agreements (the “Option Agreements”) issued under the SupportSoft 2000 Omnibus Equity Incentive Plan (the “Plan”) is made by and between SupportSoft, Inc., a Delaware corporation (the “Company”), and                          (the “Holder”).

WHEREAS, the Holder has been granted one or more options (the “Options”) to acquire shares of common stock of the Company pursuant to the Option Agreements;

WHEREAS, all unvested Options with an exercise price of $5 or more are fully vested and exercisable (“Accelerated Options”) by reason of an action of the Company’s Board of Directors effective December 21, 2005, which also imposed on Vice Presidents and Executive Officers certain resale restrictions on the common stock purchased through the exercise of the Accelerated Options (“Restricted Shares”) as provided herein; and

WHEREAS, the parties wish to acknowledge the terms and conditions upon which the vesting of the Options was accelerated.

NOW, THEREFORE, it is agreed as follows:

1. The Holder acknowledges that he or she has reviewed this Agreement in full. The Holder further acknowledges the effect the acceleration of vesting of the Options may have on the status of the Holder’s options as incentive stock options under the Internal Revenue Code.

2. The Holder acknowledges that the Holder may not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of any Restricted Shares (or any interest in any Restricted Shares) until the Restricted Shares have been released from the foregoing resale restrictions (hereinafter referred to as the “Resale Restrictions”).

3. The Resale Restrictions shall be released from Resale Restrictions in accordance with the following schedule with respect to each grant referenced in Exhibit A, respectively:

If the Holder’s original vesting commencement date for the Holder’s first Option grant is less than one year before December 21, 2005, 25% of the total number of Restricted Shares shall be released upon the one year anniversary of the Holder’s original vesting commencement date for the Option, and thereafter, 1/48th of the total number of Restricted Shares shall be released upon the monthly anniversary of the original vesting commencement date, or such earlier dates as of which the Restricted Shares would otherwise have vested (but for the Board’s action to accelerate vesting) pursuant to the terms of an employment or similar agreement between the Holder and the Company.

If the Holder’s original vesting commencement date for the Holder’s first Option is greater than one year before December 21, 2005, 1/48th of the total number of Restricted Shares shall be released upon the monthly anniversary of the original vesting commencement date, or such earlier dates as of which the Restricted Shares would otherwise have vested (but for the Board’s action to accelerate vesting) pursuant to the terms of an employment or similar agreement between the Holder and the Company.

In the event the Holder’s employment or service with the Company is terminated for any reason, the Resale Restrictions shall not lapse except in accordance with the foregoing vesting schedule, which shall continue to apply without regard to the impact of cessation of employment or service on the continuation of vesting contained in any agreement.

5. This Agreement shall be effective as of December 21, 2005.

6. This Agreement, the Option Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior understandings and agreements of the Company and the Holder with respect to the subject matter hereof, and may not be modified except by means of a writing signed by the Company and the Holder. This Agreement is to be construed in accordance with and governed by the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties. Nothing in this Agreement (except as expressly provided herein) is intended to confer any rights or remedies on any persons other than the parties. Should any provision of this Agreement be determined to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

8. This Agreement shall be binding upon the Company and the Holder as well as the successors and assigns (if any) of the Company and the Holder.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered on the date set forth beside such party’s signature.

Dated: , 2005	SupportSoft, Inc.

By:

Dated: , 2005	Holder